Exhibit 99.1

NEWS RELEASE

CONVERGYS CORPORATION DELIVERS STRONG OPERATING

PERFORMANCE AND IMPORTANT WINS IN THE FOURTH QUARTER

•	Convergys’ operating income on a GAAP basis more than doubled over the prior year, up 29 percent excluding restructuring charges.

•	Customer Management Group improved its operating margin to 7.8 percent from 7.3 percent in the prior year. Excluding severance, operating margin improved to 9.3 percent from 7.1 percent.

•	Employee Care signed a $1.1 billion contract with DuPont, the largest HR BPO agreement in the market today.

•	Information Management Group improved its operating margin to 20.7 percent, its highest level in three years, and announced wins with four large clients.

•	Convergys delivered very strong fourth quarter and full year free cash flow, almost doubling prior year levels.

(Cincinnati; January 24, 2006) — Convergys Corporation (NYSE: CVG), a global leader in providing customer care, human resources, and billing services, announced today its financial results for the fourth quarter of 2005.

Revenues of $669.6 million were relatively flat compared to the fourth quarter of 2004. Revenues were up 7 percent due to growth in both CMG and IMG, excluding the impact of lower revenues from Cingular. GAAP operating income more than doubled to $66.7 million compared with $30.8 million in the prior year. Excluding restructuring charges in both years, operating income increased 29 percent to $79.0 million versus $61.2 million in the fourth quarter of 2004. The improvement resulted from successful implementation of restructuring initiatives in both IMG and CMG.

Net income increased 16 percent to $23.4 million or $0.16 per diluted share versus $20.2 million or $0.14 per diluted share in the prior year. In addition to the improvement in core operating performance from both segments, the increase was driven by the impact of lower year-over-year restructuring expenses. Convergys recorded a pre-tax restructuring charge of $12.3 million ($7.8 million after tax or $0.05 per diluted share) in the fourth quarter of 2005 versus $30.4 million ($21.0 million after tax or $0.14 per diluted share) in the fourth quarter of 2004.

The operating improvements were partially offset by higher year-over-year income taxes. Income taxes included $11.4 million in additional tax expense ($0.08 per diluted share) resulting from the repatriation of foreign cash, inclusive of dividends distributed under the American Jobs Creation Act of 2004. Also impacting earnings was a pre-tax equity loss of $4.5 from Convergys’ investments in the cellular partnerships versus pre-tax equity earnings of $1.0 million in the prior year.

Page 1 of 14 Pages

“Despite Sprint Nextel’s decision last week to migrate its subscribers from the legacy Precedent 2000 [r] billing system, we have confidence that we can deliver continued revenue and earnings growth across Convergys,” said Jim Orr, Chairman and CEO of Convergys. “I am encouraged by our improved operating performance and the continuing diversification of our revenue sources. We anticipate strengthening margins as we begin to realize the annual effect of organizational changes made during 2005. Additionally, we have built a strong backlog, including the important wins we announced in the fourth quarter, which positions Convergys well for continued growth.”

For the full year 2005, Convergys’ revenues of $2,582.1 million were up 4 percent. Growth was balanced between both IMG and CMG. Operating income in 2005 was up 21 percent. Excluding restructuring charges in both years, operating income was up 13 percent. IMG delivered strong operating performance. CMG’s operating performance improved in the second half of 2005 as both Customer Care and Employee Care results improved. On a GAAP basis, diluted EPS for the year was up 12 percent to $0.86.

Operating Performance by Segment

Customer Management Group (CMG) - Customer Care and Employee Care

CMG’s revenues of $472.7 million were relatively flat compared to prior year. Reduced revenue from Cingular was offset by growth from several existing clients and revenues generated from recently implemented customer care and employee care client programs including the State of Texas.

CMG’s fourth quarter 2005 GAAP operating income and operating margin were $37.0 million and 7.8 percent, respectively, compared with $34.5 and 7.3 percent in the prior year. Excluding restructuring charges, CMG’s operating income increased 30 percent to $43.8 million versus $33.6 million in the prior year, while operating margin increased to 9.3 percent from 7.1 percent in the prior year. This reflects operational improvements with several client programs and savings realized through restructuring initiatives. Higher operating expenses caused by the impact of a weakened U.S. versus Canadian dollar partially offset these improvements.

Information Management Group (IMG)

IMG’s revenues were relatively flat at $196.9 million in the fourth quarter of 2005 versus $197.9 million in the same period last year. Professional and consulting revenues of $65.3 million increased 20 percent compared to the prior year. Increased spending by IMG’s largest wireless client as well as a large Latin American client largely drove this increase. Data processing revenues of $85.7 million decreased 12 percent from the prior year, primarily reflecting the changing billing relationship with Cingular as it migrates subscribers from outsourced to managed service environments. License and other revenues of $45.9 million were in line with prior year.

Page 2 of 14 Pages

IMG’s GAAP fourth quarter 2005 operating income was $40.8 million versus $5.3 million in the prior year. Excluding the $25.8 million restructuring charge recorded in the fourth quarter of 2004, operating income increased 31 percent from the prior year, while operating margin increased to 20.7 percent from 15.7 percent in the prior year. This reflects savings realized through the restructuring initiatives as well as other operational improvements.

Other Items

•	Interest expense was $5.6 million versus $3.6 million in the prior year resulting from a higher debt balance and higher interest rates.

•	Convergys recorded $7.0 million in non-cash stock compensation expense during the quarter. This includes $1.3 million incurred with the fourth quarter 2005 restructuring. During the fourth quarter of 2004, these amounts were $7.8 million and $3.3 million, respectively.

•	Cash flow from operations for the fourth quarter of 2005 was $155 million. Free cash flow of $110 million in the fourth quarter increased by $57 million from the prior year. For the full year 2005, cash flow from operations was $237 million. Free cash flow for 2005 of $211 million increased by 85 percent from 2004. This is the eighth consecutive year Convergys has generated positive free cash flow.

•	Days sales outstanding (DSO) declined to 72 days at December 31, 2005. This compares to 74 days at September 30, 2005.

•	During the fourth quarter, Convergys repurchased 391,000 shares at a cost of $6.3 million and an average price of $16.06 per share. During 2005, Convergys repurchased a total of 3,643,000 shares at an average price of $13.59.

Financial Guidance

•	For 2006, GAAP EPS is expected to be at least $1.07 per share. Excluding non-cash stock compensation expense, EPS is expected to be at least $1.20.

•	For the first quarter 2006, Convergys’ CMG revenue is expected to be up over 5 percent and operating margin will be up from the prior year levels.

•	For the first quarter 2006, Convergys’ IMG revenue will be relatively flat and operating margin will be down from the prior year levels.

•	For the first quarter 2006, GAAP EPS is expected to be $0.24 to $0.25, up 10 to 15 percent from the prior year level. Excluding non-cash stock compensation expense, EPS is expected to be $0.27 to $0.28.

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FORWARD-LOOKING STATEMENTS DISCLOSURE AND “SAFE HARBOR” NOTE:

This news release contains forward-looking statements that reflect Convergys’ expectations as of January 24, 2006. Actual results of Convergys could differ materially from those discussed herein. Potential risk factors that could cause or contribute to actual results being materially different from those in the forward-looking statements include, but are not limited to, the loss of a significant client or significant business from a client, difficulties in completing a contract or implementing its provisions, difficulties in completing or implementing an acquisition, terrorist activities and the United States’ response, changes in the legal and regulatory environment in which Convergys and its clients operate, and competitive and other factors disclosed in the Form 10-K for the year ended December 31, 2004, and subsequent filings with the SEC by Convergys Corporation. The company has no current intention of updating any forward-looking statements that may be included herein, other than in publicly available statements.

NON-GAAP FINANCIAL MEASURES:

This news release contains non-GAAP financial measures including free cash flow and other pro forma financial results that are not prepared in accordance with GAAP. A reconciliation of these non-GAAP measures to the comparable GAAP measures is included in the attached financial tables.

These non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. They are presented because Convergys’ management uses this information when evaluating current results of operations and cash flow, and believes that this information provides the users of the financial statements with an additional and useful comparison of Convergys’ current results of operations and cash flows with past and future periods.

CONFERENCE CALL NOTE:

Convergys will host a conference call on Tuesday, January 24, at 10:00 AM, EST, to discuss the company’s fourth quarter results. It will feature Jim Orr, Chairman and CEO, and Earl Shanks, CFO. This call will be carried live (with scheduled repeats) on the Internet. A link to the conference call is available at www.convergys.com

ABOUT CONVERGYS

Convergys Corporation (NYSE: CVG) is a global leader in providing customer care, human resources, and billing services. Convergys combines specialized knowledge and expertise with solid execution to deliver outsourced solutions, consulting services, and software support. Clients in more than 60 countries speaking nearly 30 languages depend on Convergys to manage the increasing complexity and cost of caring for customers and employees. Convergys serves the world’s leading companies in many industries including communications, financial services, technology, and consumer products.

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Convergys is a member of the S&P 500 and a Fortune Most Admired Company. Headquartered in Cincinnati, Ohio, Convergys has more than 62,000 employees in 68 customer contact centers, three data centers, and other facilities in the United States, Canada, Latin America, Europe, the Middle East, and Asia. For more information visit www.convergys.com

Convergys, Precedent 2000, and the Convergys logo are registered trademarks of Convergys Corporation.

Investor Contact:

David Stein, Vice President of Investor Relations

+1 513 723 7768 or investor@convergys.com

Media Contact:

John Pratt, Convergys Corporate Communications

+1 513 723 3333 or john.pratt@convergys.com

##

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Convergys Corporation

Revenues, Net Income and Earnings Per Common Share

In Millions Except Per Share Amounts

(Unaudited)

	Fourth Quarter				Twelve Months
			Change				Change
	2005	2004	Amount	%	2005	2004	Amount	%
Revenues:
Customer Management Group	$472.7	$474.3	$(1.6)	—	$1,804.0	$1,739.2	$64.8	4
Information Management Group	196.9	197.9	(1.0)	(1)	778.1	748.5	29.6	4

Total	$669.6	$672.2	$(2.6)	—	$2,582.1	$2,487.7	$94.4	4

Operating Income (Loss):
Customer Management Group	$37.0	$34.5	$2.5	7	$103.9	$131.4	$(27.5)	(21)
Information Management Group	40.8	5.3	35.5	—	145.1	73.0	72.1	99
Corporate and Other	(11.1)	(9.0)	(2.1)	23	(25.4)	(18.9)	(6.5)	34

Total	$66.7	$30.8	$35.9	117	$223.6	$185.5	$38.1	21

Net Income	$23.4	$20.2	$3.2	16	$122.6	$111.5	$11.1	10
Earnings Per Common Share
- Basic	$0.17	$0.14	$0.03	21	$0.88	$0.79	$0.09	11
- Diluted	$0.16	$0.14	$0.02	14	$0.86	$0.77	$0.09	12

Weighted Average Common Shares Outstanding
- Basic	139.2	140.6	(1.4)	(1)	140.0	141.4	(1.4)	(1)
- Diluted	142.6	144.9	(2.3)	(2)	142.9	145.4	(2.5)	(2)

The above amounts reflect the Company’s results of operations, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), that will be presented in the Convergys 10-K for the annual period ended December 31, 2005.

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Convergys Corporation

Consolidated Statements of Income

In Millions Except Per Share Amounts

(Unaudited)

	For the Three Months Ended Dec. 31,		% Change	For the Twelve Months Ended Dec. 31,		% Change
	2005	2004		2005	2004
Revenues:
Customer Management Group
Communications	$226.2	$256.6	(12)	$902.1	$986.6	(9)
Technology	40.7	45.0	(10)	157.0	168.8	(7)
Financial Services	67.1	63.9	5	262.9	197.5	33
Other	138.7	108.8	27	482.0	386.3	25

Total CMG Revenues	472.7	474.3	—	1,804.0	1,739.2	4

Information Management Group
Data Processing	85.7	97.3	(12)	340.5	389.9	(13)
Professional and Consulting	65.3	54.3	20	267.6	191.3	40
License and Other	45.9	46.3	(1)	170.0	167.3	2

Total IMG Revenues	196.9	197.9	(1)	778.1	748.5	4

Total Revenues	669.6	672.2	—	2,582.1	2,487.7	4

Costs and Expenses:
Cost of Providing Services and Products Sold	399.7	418.4	(4)	1,583.0	1,542.0	3
Selling, General and Administrative	134.1	136.3	(2)	530.1	511.1	4
Research and Development Costs	19.6	18.6	5	76.9	77.5	(1)
Depreciation	32.3	31.5	3	126.1	119.1	6
Amortization	4.9	6.2	(21)	21.2	22.1	(4)
Restructuring Charges	12.3	30.4	(60)	21.2	30.4	(30)

Total Costs and Expenses	602.9	641.4	(6)	2,358.5	2,302.2	2

Operating Income	66.7	30.8	117	223.6	185.5	21
Equity in Earnings (Losses) of Cellular Partnerships	(4.5)	1.0	—	12.5	2.0	—
Other Expense, net	(0.4)	0.8	—	(1.5)	(3.8)	(61)
Interest Expense	(5.6)	(3.6)	56	(21.2)	(10.3)	—

Income Before Income Taxes	56.2	29.0	94	213.4	173.4	23

Income Taxes	32.8	8.8	—	90.8	61.9	47

Net Income	$23.4	$20.2	16	$122.6	$111.5	10

Earnings Per Common Share
Basic	$0.17	$0.14	21	$0.88	$0.79	11

Diluted	$0.16	$0.14	14	$0.86	$0.77	12

Weighted Average Common Shares Outstanding
Basic	139.2	140.6		140.0	141.4
Diluted	142.6	144.9		142.9	145.4

Market Price Per Share
High	$17.90	$15.31		$17.90	$19.96
Low	$13.58	$12.42		$12.57	$12.30
Close	$15.85	$14.99		$15.85	$14.99

The above amounts reflect the Company’s results of operations, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), that will be presented in the Convergys 10-K for the annual period ended December 31, 2005.

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Convergys Corporation

Consolidated Balance Sheets

In Millions

(Unaudited)

	Dec. 31, 2005	Dec. 31, 2004
Assets

Cash and Cash Equivalents	$200.2	$58.4
Receivables - Net	521.1	447.3
Other Current Assets	88.8	87.1
Property and Equipment - Net	404.7	416.6
Other Assets	1,158.9	1,198.7

Total Assets	$2,373.7	$2,208.1

Liabilities and Shareholders’ Equity

Debt Maturing in One Year	$134.7	$49.5
Other Current Liabilities	489.5	527.9
Other Liabilities	96.9	43.2
Long-Term Debt	297.5	302.2
Common Shareholders’ Equity	1,355.1	1,285.3

Total Liabilities and Shareholders’ Equity	$2,373.7	$2,208.1

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Convergys Corporation

Overview of Cash Flows

In Millions

(Unaudited)

Summarized Statement of Cash Flows

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2005	2004	2005	2004
Cash provided by operating activities	$155.0	$6.8	$236.8	$195.4
Cash used in investing activities	(45.1)	(66.2)	(138.2)	(364.9)
Cash provided by financing activities	41.0	67.8	43.2	190.7

Net increase in cash	$150.9	$8.4	$141.8	$21.2

Reconciliation of Operating Cash Flows to Free Cash Flows

	Three Months Ended Dec. 31,		Twelve Months Ended Dec. 31,
	2005	2004	2005	2004
Cash provided by operating activities	$155.0	$6.8	$236.8	$195.4
Decrease in securitization	—	90.0	100.0	75.0
Capital expenditures, net of proceeds from disposals	(45.1)	(43.6)	(125.9)	(156.2)

Free cash flow	$109.9	$53.2	$210.9	$114.2

The schedule above provides a reconciliation of the Company’s cash flow from operations as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), to free cash flow, which is a non- GAAP measure. Free cash flow is defined as cash flow from operations less the change in the balance of the accounts receivable securitization and capital expenditures. Free cash flow is presented as an alternative measure of the Company’s ability to generate cash flow.

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Convergys Corporation

Customer Management Group

Operating Segment Data

In Millions

(Unaudited)

	For the Three Months Ended Dec. 31,		% Change	For the Twelve Months Ended Dec. 31,		% Change
	2005	2004		2005	2004
Revenues:
Communications	$226.2	$256.6	(12)	$902.1	$986.6	(9)
Technology	40.7	45.0	(10)	157.0	168.8	(7)
Financial Services	67.1	63.9	5	262.9	197.5	33
Other	138.7	108.8	27	482.0	386.3	25

Total CMG Revenues	472.7	474.3	—	1,804.0	1,739.2	4

Costs and Expenses:
Cost of Providing Services and Products Sold	301.9	311.2	(3)	1,182.6	1,140.0	4
Selling, General and Administrative	100.3	103.1	(3)	398.8	370.8	8
Research and Development Costs	2.7	2.9	(7)	10.3	10.2	1
Depreciation	20.6	20.1	2	80.1	76.3	5
Amortization	3.4	3.4	—	13.2	11.4	16
Restructuring Charges	6.8	(0.9)	—	15.1	(0.9)	—

Total Costs and Expenses	435.7	439.8	(1)	1,700.1	1,607.8	6

Operating Income	$37.0	$34.5	7	$103.9	$131.4	(21)

The operating segment data for the Customer Management Group (CMG) shown above reflects the detailed revenue and expense data for CMG, as reported under U.S. GAAP, that will be presented in the Convergys 10-K for the annual period ended December 31, 2005.

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Convergys Corporation

Information Management Group

Operating Segment Data

In Millions

(Unaudited)

	For the Three Months Ended Dec. 31,		% Change	For the Twelve Months Ended Dec. 31,		% Change
	2005	2004		2005	2004
Revenues:
Data Processing	$85.7	$97.3	(12)	$340.5	$389.9	(13)
Professional and Consulting	65.3	54.3	20	267.6	191.3	40
License and Other	45.9	46.3	(1)	170.0	167.3	2

Total IMG Revenues	196.9	197.9	(1)	778.1	748.5	4

Costs and Expenses:
Cost of Providing Services and Products Sold	97.7	107.4	(9)	400.2	403.0	(1)
Selling, General and Administrative	31.8	32.2	(1)	125.9	135.9	(7)
Research and Development Costs	16.9	15.7	8	66.6	67.2	(1)
Depreciation	8.2	8.7	(6)	32.3	32.9	(2)
Amortization	1.5	2.8	(46)	8.0	10.7	(25)
Restructuring Charges	—	25.8	—	—	25.8	—

Total Costs and Expenses	156.1	192.6	(19)	633.0	675.5	(6)

Operating Income	$40.8	$5.3	—	$145.1	$73.0	99

The operating segment data for the Information Management Group (IMG) shown above reflects the detailed revenue and expense data for IMG, as reported under U.S. GAAP, that will be presented in the Convergys 10-K for the annual period ended December 31, 2005. Additionally, total international revenues consisted of $46.8 and $43.0 for the three months ended December 31, 2005 and December 31, 2004, respectively. Total international revenues consisted of $165.0 and $159.7 for the twelve months ended December 31, 2005 and December 31, 2004, respectively.

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Convergys Corporation

Reconciliation of Pro Forma Operating Results

In Millions Except Per Share Amounts

(Unaudited)

	CMG Operating Income (Loss)	IMG Operating Income (Loss)	Corporate Operating Income (Loss)	Consolidated Operating Income (Loss)
Fourth Quarter 2005

Results as reported under U.S. GAAP	$37.0	$40.8	$(11.1)	$66.7

Adjustments:
Reconciling items (a)	(6.8)	—	(5.5)	(12.3)

Pro forma results (a non-GAAP measure)	$43.8	$40.8	$(5.6)	$79.0

Year to Date 2005

Results as reported under U.S. GAAP	$103.9	$145.1	$(25.4)	$223.6

Adjustments:
Reconciling items (b)	(15.1)	—	(6.1)	(21.2)

Pro forma results (a non-GAAP measure)	$119.0	$145.1	$(19.3)	$244.8

Fourth Quarter 2004

Results as reported under U.S. GAAP	$34.5	$5.3	$(9.0)	$30.8

Adjustments:
Reconciling items (c)	0.9	(25.8)	(5.5)	(30.4)

Pro forma results (a non-GAAP measure)	$33.6	$31.1	$(3.5)	$61.2

Year to Date 2004

Results as reported under U.S. GAAP	$131.4	$73.0	$(18.9)	$185.5

Adjustments:
Reconciling items (c)	0.9	(25.8)	(5.5)	(30.4)

Pro forma results (a non-GAAP measure)	$130.5	$98.8	$(13.4)	$215.9

The schedule above provides a reconciliation of the Company’s results of operations, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), to the pro forma results of operations (non- U.S. GAAP).

(a)	Reflects the net restructuring charge of $12.3 recorded in the fourth quarter of 2005.
(b)	Reflects the net restructuring charge of $8.9 recorded in the second quarter of 2005 as well as the $12.3 recorded in the fourth quarter of 2005.

(c)	Reflects the net restructuring charge of $30.4 recorded in the fourth quarter of 2004.

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Convergys Corporation

Reconciliation of GAAP Revenues to Revenues Excluding Cingular

In Millions Except Per Share Amounts

(Unaudited)

Consolidated
Fourth Quarter 2005

Revenues as reported	$669.6

Adjustments:
Revenues from Cingular	87.0

Revenues excluding Cingular (a non-GAAP measure)	$582.6

Year to Date 2005

Revenues as reported	$2,582.1

Adjustments:
Revenues from Cingular	418.3

Revenues excluding Cingular (a non-GAAP measure)	$2,163.8

Fourth Quarter 2004

Revenues as reported	$672.2

Adjustments:
Revenues from Cingular	127.8

Revenues excluding Cingular (a non-GAAP measure)	$544.4

Year to Date 2004

Revenues as reported	$2,487.7

Adjustments:
Revenues from Cingular	500.8

Revenues excluding Cingular (a non-GAAP measure)	$1,986.9

The schedule above provides a reconciliation of the Company’s revenues, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), to revenues excluding Cingular (non-U.S. GAAP).

Page 13 of 14 Pages

Convergys Corporation

Reconciliation of Pro Forma Net Income and Diluted Earnings Per Share

In Millions Except Per Share Amounts

(Unaudited)

	Income (Loss) Before Tax	Income Tax (Expense)/ Benefit	Net Income (Loss)	Diluted EPS
Full Year 2005

Results as reported under U.S. GAAP	$213.4	$(90.8)	$122.6	$0.86

Adjustments:
Additional tax resulting from repatriation of foreign funds	—	11.4	11.4	0.08
Restructuring Expense	21.2	(7.9)	13.3	0.09
Stock Compensation (excluding amounts included in restructuring)	21.0	(7.7)	13.3	0.09

Pro forma results (a non-GAAP measure)	$255.6	$(95.0)	$160.6	$1.12

Full Year 2004

Results as reported under U.S. GAAP	$173.4	$(61.9)	$111.5	$0.77

Adjustments:
Restructuring Expense	30.4	(9.4)	21.0	0.14
Stock Compensation (excluding amounts included in restructuring)	15.9	(5.9)	10.0	0.07

Pro forma results (a non-GAAP measure)	$219.7	$(77.2)	$142.5	$0.98

The schedule above provides a reconciliation of the Company’s net income and diluted earnings per share, as reported under U.S. Generally Accepted Accounting Principles (U.S. GAAP), to the pro forma results net income and diluted earnings per share (non-U.S. GAAP).

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